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                                                                    EXHIBIT 99.F

              [LETTERHEAD OF JONES & BLOUCH L.L.P. APPEARS HERE]

                             April 10, 2002


Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN 55101


Ladies and Gentlemen:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 18 to the registration statement on Form S-6 of Minnesota Life Variable Life Account, File No. 33-3233, to be filed with the Securities and Exchange Commission.


                                            Very truly yours,



                                            /s/ Jones & Blouch L.L.P.

                                            Jones & Blouch L.L.P.